EXHIBIT 21.01


Subsidiaries of the Company

        LecTec International Corporation

              Incorporated in the state of Minnesota

              Registered office:    10701 Red Circle Drive
                                    Minnetonka, MN  55343

              Corporate office:     55-11 Curacao Gade
                                    P. O. Box 309420
                                    Charlotte Amalie
                                    St. Thomas, Virgin Islands  00803-9420

              Records office:       C/O Chase Trade, Inc.
                                    55-11 Curacao Gade
                                    P. O. Box 309420
                                    Charlotte Amalie
                                    St. Thomas, Virgin Islands  00803-9420